Exhibit 4

Articles of Amendment

to

Articles of Incorporation

of

Atlantic Wine Agencies Inc.

(Name of Corporation as currently filed with the Florida Dept. of State)

(Document Number of Corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida Profit Corporation adopts the following amendment(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:

Novo Energies Corporation:  The new name must be distinguishable and contain the word “corporation,” “company,” or “incorporated” or the abbreviation “Corp.,” “Inc.,” or Co.,” or the designation “Corp,” “Inc,” or “Co”. A professional corporation name must contain the word “chartered,” “professional association,” or the abbreviation “P.A.”

B. Enter new principal office address, if applicable:
(Principal office address MUST BE A STREET ADDRESS )

Europa Place d'Armes, 750 Côte
de Place d'Armes, #64, Montréal
Quebec, Canada

C. Enter new mailing address, if applicable:
(Mailing address MAY BE A POST OFFICE BOX)

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent:

New Registered Office Address:                                                                           (Florida street address)
________, Florida (City) ________ (Zip Code)

New Registered Agent’s Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

________________________________
Signature of New Registered Agent, if changing
If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:
(Attach additional sheets, if necessary)
Title                      Name                                           Address                                                      Type of Action
_____             _____________                         _____________                 [  ] Add
_____________                 [  ] Remove
___________

_____            _____________                          _____________                 [  ] Add
_____________                 [  ] Remove
_____________

_____           _____________                           _____________                  [  ] Add
_____________                  [  ] Remove
_____________

E. If amending or adding additional Articles, enter change(s) here:

(attach additional sheets, if necessary). (Be specific)

Article 1 shall be deleted in its entirety and be replaced with the following: “The name of the Corporation is ‘Novo Energies Corporation’ (the “Corporation”).”

F. If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:
(if not applicable, indicate N/A)

The date of each amendment(s) adoption: May 27, 2009

Effective date if applicable: June 11, 2009
(no more than 90 days after amendment file date)

Adoption of Amendment(s) (CHECK ONE)

[X]  The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

[  ]  The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

“The number of votes cast for the amendment(s) was/were sufficient for approval by _______________________.” (voting group)

[  ]  The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

[  ]  The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated May 27, 2009

Signature /s/ Antonio Treminio

(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Antonio Treminio
(Typed or printed name of person signing)

Chief Executive Officer
(Title of person signing)